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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  Form 8-K

                               Current Report

      Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  February 3, 1998


                             Chevron Corporation
                             -------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      1-368-2               94-0890210
 ---------------------------    ----------------------    -------------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer No.)
  of incorporation )

      575 Market Street, San Francisco, CA                       94105
    ----------------------------------------                   ----------
    (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code: (415) 894-7700



         -----------------------------------------------------------
        (Former name or former address, if changed since last report)




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Item 5. Other Events.
        ------------

On February 3, 1998, Chevron Corporation issued a press release announcing revised preliminary, unaudited earnings for the year ending December 31, 1997. The text of the press release is as follows:


FOR IMMEDIATE RELEASE
---------------------

              CHEVRON REVISES 1997 NET INCOME TO $3.256 BILLION
            TO INCLUDE $54 MILLION CHARGE FROM AFFILIATE NGC CORP.

     SAN FRANCISCO, Feb. 3 - Chevron Corporation today announced that preliminary net income for the fourth quarter and year 1997 was revised to include a special charge arising from the company's 28% equity interest in NGC Corporation (NGC). NGC reported earlier today that their 1997 income was reduced by charges totaling $194 million, primarily as a result of a planned restructuring in their natural gas liquids and crude oil business. Chevron's share of these charges was $54 million, which reduced preliminary net income to $875 million ($1.33 per basic and diluted share) for the fourth quarter and $3.256 billion ($4.97 per basic share or $4.95 per diluted share) for the year 1997. U.S. exploration and production net earnings were reduced to $265 million for the fourth quarter and $1.001 billion for the year 1997.



                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 3, 1998
                                     CHEVRON CORPORATION



                                     By     /s/ S. J. CROWE
                                       -------------------------
                                        S. J. Crowe, Comptroller
                                       (Duly Authorized Officer)